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                                                                  EXHIBIT 3.1(c)

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 09/26/1995
                                                          950220395 - 2236742

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         PEGASUS FINANCIAL GROUP, INC.

     The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

          FIRST: The name of the corporation is:

                         PEGASUS FINANCIAL GROUP, INC.

          SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read as follows:

     "FIRST: The name of the corporation is

                      Interactive Telephone Network, Inc."

     THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this twenty-sixth day of September, 1995.

                                   PEGASUS FINANCIAL GROUP, INC.


                                   /s/ STEVEN A. SANDERS
                                   -------------------------------------
                                   Steven A. Sanders, Secretary